Exhibit 99.1

NYTEX ANNOUNCES SUCCESS IN MARBLE FALLS DRILLING PROGRAM IN NORTH TEXAS

DALLAS, September 26, 2012 — NYTEX Energy Holdings, Inc. (“NYTEX”, or the “Company”) (OTCBB: NYTE), a Dallas-based energy holding company operating through its subsidiary, NYTEX Petroleum, Inc. announced the successful drilling and completion of its first vertical well drilled into the Marble Falls formation at 5,500 feet in depth located in Jack County, Texas. The well came in free-flowing at an initial production rate of 75 barrels of oil per day and 1.8 million cubic feet of high BTU gas per day. High BTU gas currently sells for over $4.50 per MCF. This well is the first of five wells that NYTEX recently drilled into the Marble Falls and Barnett Shale that are awaiting completion, with a sixth well currently drilling as of the date of this release. Co-funded with industry partners, NYTEX owns between 10% and 20% through a combination of working interests and overriding royalty and back-in working interests in the six wells. NYTEX currently holds leasehold ownership in 1,205 acres on which there are 30 additional drilling locations, with commitments from mineral owners to acquire an additional 2,500 acres.  The Company maintains an ongoing leasehold acquisition initiative in the Marble Falls play.

As a result of providing land/lease bank services, NYTEX owns overriding royalty interests in 65,489 acres in Jack, Throckmorton and Young Counties in the Marble Falls, Mississippi Lime and Caddo Limestone resource plays. Also, as a result of the Company generating and selling drilling prospects, NYTEX owns overriding royalty and/or carried working interests in 22,904 acres in Jack, Young, Palo Pinto and Stephens Counties.

Michael Galvis, NYTEX President and CEO, commented, “The sale of our Francis Drilling Fluids, Ltd. operations this past May has allowed us to not only simplify our balance sheet, fully redeem all debentures and markedly reduce operating costs and liabilities, but also turn our focus to the burgeoning opportunities created by our early success in our target multi-pay oil resource plays.

Mr. Galvis added, “By completing our first six wells, we expect to enjoy substantial increases in cash flows from oil and gas production adding to our land services revenues, as well as build producing oil and gas reserves and create shareholder value.

About NYTEX Energy Holdings, Inc.

NYTEX Energy Holdings, Inc. (website: http://nytexenergyholdings.com) is a Dallas-based energy holding company consisting of two subsidiaries, NYTEX Petroleum, Inc. and Petro Staffing Group, LLC. NYTEX Petroleum, Inc., a wholly-owned subsidiary, is engaged in the acquisition, development, and resale of oil and gas leasehold properties in Texas. NYTEX Petroleum, Inc. also acquires overriding royalty and working interests in the leasehold properties’ production of oil and gas reserves. Petro Staffing Group, LLC is a full-service staffing agency providing the energy marketplace with temporary and full-time professionals. NYTEX Energy owns 80% of Petro Staffing Group, LLC.

This press release includes “forward-looking statements,” which may include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “will,” “intends,” “expects,” “outlook,” “forecast,” “estimates,” “anticipates,” “projects,” “plans,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. The company’s ability to achieve the financial targets described in this press release is subject to numerous factors and contingencies, many of which are beyond the company’s control. These include local and national economic, credit and capital market conditions, including prevailing interest rates; legal and regulatory developments, including changes to tax rates, applicable securities regulations or accounting standards, and ability to obtain necessary licenses and permits; and geopolitical conditions, including the occurrence of acts of war or terrorist incidents, and weather or natural disasters. Any of these factors or others not named herein could cause the company’s actual results to differ materially from those expressed as forward-looking statements. In addition, other risk factors that could cause actual results to differ materially from the forward-looking statements contained in this release include those that are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no, and expressly disclaims any, obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Contact:

NYTEX Energy Holdings, Inc.
Bryan A. Sinclair, 972-770-4700

Investor Relations Contact:

Stanley Wunderlich
Consulting for Strategic Growth 1 Ltd.
Tel: 800-625-2236 ext. 7770
Email: info@cfsg1.com

www.cfsg1.com